Exhibit 99.1

      Jaco Electronics Reports Fiscal 2008 First Quarter Operating Results

     HAUPPAUGE, N.Y.--(BUSINESS WIRE)--Nov. 14, 2007--Jaco Electronics, Inc. (Nasdaq: JACO):


Conference Call:    November 15, 2007 at 9:00 a.m. ET
Dial-in Number:     800/741-0104 (U.S. and Canada)
Webcast:            http://www.vcall.com/IC/CEPage.asp?ID=123257
Web Replay:         Available for 90 days
Call Replay:        Available until November 17, 2007 at 12:00 p.m. ET
                     by dialing 800/633-8284
Replay Access Code: 21356400


     Jaco Electronics, Inc. (Nasdaq: JACO), a global distributor and integrator of electronic components and customized flat panel display solutions (FPD), and provider of value-added logistics services, today reported results for its fiscal 2008 first quarter ended September 30, 2007.


             Summary of Fiscal 2008 First Quarter Results
               ($ in thousands, except per-share data)
                                                       Three Months
                                                      Ended Sept. 30,
----------------------------------------------------------------------
                                                       2007     2006
-----------------------------------------------------=========-=======
Net sales                                              $49,010 $69,618
----------------------------------------------------------------------
Gross profit                                             8,021   8,657
----------------------------------------------------------------------
Selling, general and administrative expenses             7,573   7,535
----------------------------------------------------------------------
Operating income                                           448   1,122
----------------------------------------------------------------------
Interest expense                                           615     846
----------------------------------------------------------------------
Loss (income) before taxes                                (167)    276
----------------------------------------------------------------------
Net loss (income)                                         (181)    261
----------------------------------------------------------------------
Diluted net (loss) earnings per share                  $ (0.03)$  0.04
----------------------------------------------------------------------


     Commenting on the results, Jaco's Chairman and Chief Executive Officer Joel Girsky, stated, "Sales from our value-added logistics services have always been subject to quarterly fluctuations. The fiscal 2008 first quarter marked a challenging period for Jaco as demand from our global contract manufacturer customers in the Far East declined significantly from the same period last year.

     However, the balance of our business performed relatively in line with last year's fiscal first quarter and I am pleased that we continue to generate strong activity in our FPD business. Excluding sales in the prior year from our electronic voting machine customer, FPD business in the fiscal 2008 first quarter increased by approximately 45% from last year's levels. We believe the FPD growth reflects our ongoing commitment to and investment in this business.

     "Jaco's gross profit margin increased during the quarter to 16.4%, versus 12.4% in the fiscal 2007 period primarily reflecting the fact that our Far East logistics business typically generates a lower gross profit margin than the balance of our business. With lower year-over-year sales from our global contract manufacturer customers, first quarter gross margins rose compared to the same period last year. Fiscal 2008 first quarter selling, general and administrative expenses increased less than 1% from year ago levels. Interest expense decreased by $0.2 million, or 27.3% for the quarter versus the prior year, primarily due to lower borrowing costs associated with our new credit facility, which was forged in December 2006.

     Mr. Girsky, concluded, "We remain optimistic and continue to pursue our goal of positioning Jaco as a value-added service leader. With our diversified sales mix, well-managed cost structure, and promising FPD business, we believe our Company remains well-positioned to capitalize on future opportunities in FPD, logistics and distribution, which will enable us to generate attractive returns for our shareholders."

     About Jaco Electronics

     Jaco is a leading distributor of electronic components to industrial OEMs and contract manufacturers. Jaco distributes products such as semiconductors, capacitors, resistors, electromechanical devices, flat panel displays (FPD) and power supplies, which are used in the manufacture and assembly of electronic products, including: telecommunications equipment, computers and office equipment, medical devices and instrumentation, industrial equipment and controls, military/aerospace systems and automotive and consumer electronics.

     Jaco has two distribution centers, a recently opened warehouse in Singapore, and 16 strategically located sales offices throughout the United States. The Company operates an in-house FPD integration center housing its engineering and manufacturing staff and operations. The integration center enhances Jaco's ability to provide customers with unique value-added display solutions and a "one-stop" source for their FPD supply and integration requirements. In addition to customized FPD solutions, Jaco provides a variety of value-added services including automated inventory management services and assembling stock items for customers into pre-packaged kits.

     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

     This press release provides historical information and includes forward-looking statements. Although we believe that the expectations in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. The forward-looking statements are based upon a number of assumptions and estimates that, while considered reasonable by our management, are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies which are beyond our control, and upon assumptions with respect to future business decisions which are subject to change. Accordingly, the forward-looking statements are only an estimate, and actual results will vary from the forward-looking statements, and these variations may be material. Consequently, the inclusion of the forward-looking statements should not be regarded as a representation by us of results that actually will be achieved. Forward-looking statements are necessarily speculative in nature, and it is usually the case that one or more of the assumptions in the forward-looking statements do not materialize. Investors are cautioned not to place undue reliance on the forward-looking statements. We caution that, among others, the factors below, which are discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007, as amended, and in our other filings with the Securities and Exchange Commission, could cause our results to differ materially from those stated in the forward-looking statements. These factors include (i) the highly cyclical nature of our industry and the adverse impact of downturns in our industry; (ii) our dependence on a limited number of suppliers for the products we distribute and most of our distribution agreements are cancelable upon short notice; (iii) the market for our products is very competitive and our industry is subject to rapid technological change; (iv) our dependence on individual purchase orders and absence of long-term supply agreements exposes us to customer cancellations, reductions or delays; (v) our substantial leverage and debt service obligations;
(vi) a significant and growing portion of our business is in non-U.S. locations, particularly Asia, and failure to expand in Asia could adversely affect our sales while our dependence on foreign manufacturers exposes us generally to political and economic risks; (vii) volatility in the pricing of electronic components; (viii) disruptions in transportation of our products by third party carriers; (ix) potential warranty and/or product liability risks inherent in the products we sell; and (x) our dependence on the continued service of key members of our management and technical personnel.


                        JACO ELECTRONICS, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (unaudited)
         ($ in thousands, except share and per share amounts)

                                                  Three Months Ended
                                                     September 30,
                                                    2007       2006
                                                 ---------- ----------

Net sales                                       $   49,010  $   69,618
                                                 ---------- ----------

Gross profit                                         8,021       8,657

Selling, general and administrative expenses         7,573       7,535
                                                 ---------- ----------

Operating profit                                       448       1,122

Interest expense                                       615         846
                                                 ---------- ----------

Loss (income) from continuing operations before
 income taxes                                         (167)        276
                                                 ---------------------

Income taxes                                            14          15
                                                 ---------- ----------

Net (loss) income                               $   $ (181) $      261
                                                 ========== ==========

Basic and diluted loss (earnings) per common
 share:                                         $    (0.03) $     0.04
                                                 ========== ==========

Weighted average common shares outstanding

Basic                                            6,294,332   6,294,332
                                                 ========== ==========
Diluted                                          6,294,332   6,373,733
                                                 ========== ==========


        Summary Balance Sheet
      As of September 30, 2007            Supplemental Financial
                                                 Statistics
Accounts Receivable (net) $27,734,000 Per Share Price (11/13/07) $1.34
Inventories (net)         $26,166,000 Book Value Per Share       $5.08
                                      Tangible Book Value Per
                                       Share                     $1.04
Revolving Credit Facility $32,587,000
Accounts Payable and
Accrued Expenses          $18,572,000
Shareholders' Equity      $31,963,000


     CONTACT: Jaco Electronics, Inc.
              Jeffrey D. Gash, 631-273-5500
              Chief Financial Officer
              jgash@jacoelect.com
              or
              Jaffoni & Collins Incorporated
              Joseph N. Jaffoni, Robert L. Rinderman
              212-835-8500
              jaco@jcir.com